Exhibit 99.1

For Immediate Release
November 16, 2005

Rentech Obtains $35 Million Financing Commitment for the Purchase of Royster-Clark Nitrogen, Inc.

Denver, Colorado- Rentech, Inc. (AMEX:RTK) announced today that its wholly-owned subsidiary, Rentech Development Corporation (RDC), has obtained a commitment for  the purchase of $35 million of 14% secured convertible debentures by M.A.G. Capital, LLC and Pentagon Bernini Fund Ltd (collectively, the Investors). The funding is subject to certain conditions including the completion of diligence, execution of definitive documents, the absence of material adverse changes and the concurrent acquisition of Royster-Clark Nitrogen, Inc. (RCN) among other things.  The funding proceeds will be used to partially finance the $50 million purchase of 100% of the outstanding shares of RCN announced by the company on November 7, 2005.  Further details of the funding commitment will be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission, a copy of which can be found at www.sec.gov.

The securities proposed to be offered to the Investors have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Rentech, Inc.

Rentech, Inc. is the developer and licensor of a patented and proprietary Fischer-Tropsch gas-to-liquids process for the conversion of underutilized resources such as natural gas, and coal, into high-value fuels and chemicals. These include clean burning, ultra-low-sulfur and ultra-low-aromatic fuels, naphtha, waxes and fuel for fuel cells. Founded in 1981, Rentech has become one of the world leaders in gas-to-liquids and coal-to-liquids technology development. More information can be found by visiting www.rentechinc.com.

Safe Harbor Statement

Certain information included in this report contains, and other reports or materials filed or be filed by the Company with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the Company or its management) contain or will contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and pursuant to the

Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect Rentech’s results include our ability to obtain financing for the purchase and conversion of the plant and for working capital; acquisition of an inexpensive long-term coal supply contract; natural gas prices during the construction phase; final project costs due to volatility of prices of equipment; obtaining customers and favorable prices for the products; the timing of various phases of the project; the entry into definitive agreements with others related to the project, failure to receive shareholder approval and, the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are currently only as of the date made.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008, extension 116, or by email at mkir@rentk.com, or see the company’s website at: www.rentechinc.com; or Tony Schor, Investor Awareness, Inc. at 847-945-2222 or by email at tony@investorawareness.com.